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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2005

NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)

(216) 222-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective with the Annual Meeting of National City Corporation on April 26, 2005, John W. Brown retired as a director of the Corporation due to reaching the Corporation’s mandatory retirement age.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 26, 2005, at a meeting of the Board of Directors of National City Corporation, the Board adopted amendments to the Corporation’s Senior Financial Officers Code of Ethics, applicable to its chief executive officer, chief financial officer, principal accounting officer, internal auditor and other senior financial officers performing accounting, auditing, financial management or similar functions, to clarify responsibilities with respect to record keeping. Additionally, on April 26, 2005, the Board adopted amendments to the Corporations Code of Ethics, applicable to all of its employees, officers and directors, to clarify responsibilities with respect to record keeping and make other technical and non-substantive amendments.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

14.1 – National City Corporation Code of Ethics

14.2 – National City Corporation Senior Financial Officers Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation

(Registrant)

Dated: April 26, 2005	By /s/ Carlton E. Langer

Carlton E. Langer, Vice Presidentand Assistant Secretary

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